EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release

Minerals Technologies Inc. Announces 2024 Fourth Quarter and Full Year Financial Results

•	Record Fourth Quarter and Full Year Operating Income and Earnings Per Share Excluding Special Items
•	Delivered Full Year Operating Margin a Year Ahead of Target
•	Continued Strong Free Cash Flow
•	Improved Balance Sheet Strength by Increasing Liquidity and Extending Debt Maturities

NEW YORK, February 6, 2025 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported earnings per share for the fourth quarter ended December 31, 2024, of $1.68, or $1.50 per share excluding special items. For the full year 2024, reported earnings per share were $5.17, or $6.15 per share excluding special items.

“This was an outstanding year for MTI. We delivered record operating income and earnings per share, significantly expanded margins, strengthened our balance sheet, and increased returns to shareholders. We also made significant progress on our growth strategies by introducing new products and technologies, expanding in strategic regions, and strengthening positions across our product lines,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “While we experienced some challenging end-market conditions in the fourth quarter, we finished the year with another record performance.”

Fourth Quarter 2024

Fourth quarter worldwide net sales were $518 million, down 1 percent from the prior year.

Reported operating income was $84 million. Operating income excluding special items was $74 million, up 7 percent over the prior year, and represented 14.3 percent of sales.

The Company recorded special items of $8.1 million in the fourth quarter, including a $12 million gain on the sale of refractories manufacturing assets in China, partially offset by litigation expenses and debt refinancing costs.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines, Household & Personal Care and Specialty Additives.

Consumer & Specialties segment sales were $279 million in the fourth quarter, down 1 percent from the prior year.

Household & Personal Care sales were $134 million, similar to the prior year. Specialty Additives sales were $145 million, down 2 percent from the prior year.

Segment operating income increased 4 percent over the prior year to $38 million due to higher selling prices and improved input costs. Operating margin expanded by 60 basis points over the prior year to 13.6 percent of sales.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines, High-Temperature Technologies and Environmental & Infrastructure.

Engineered Solutions segment sales were $239 million in the fourth quarter, down 2 percent from the prior year.

High-Temperature Technologies sales were $176 million, down 3 percent from the prior year due to softer demand in some industrial end markets. Environmental & Infrastructure sales were $63 million, up 4 percent over the prior year driven by stronger commercial construction project demand.

Segment reported operating income was $52 million. Operating income excluding special items was $40 million, up 8 percent over the prior year due to improved input costs and pricing. Operating margin expanded by 150 basis points versus the prior year to 16.6 percent of sales.

Full Year 2024

Full year worldwide net sales were $2.12 billion, down 2 percent as reported or down 1 percent versus the prior year on an underlying basis.

Reported operating income was $287 million. Operating income excluding special items was $316 million, up 13 percent over the prior year. Operating margin was 14.9 percent of sales, up 200 basis points from the prior year.

Cash flow from operations was $236 million. Free cash flow was $147 million. The Company repaid $39 million of its debt, repurchased $64 million of shares, and increased its dividend. The balance sheet remains strong with a net leverage ratio of 1.6 times adjusted EBITDA. In November 2024, the Company refinanced its debt, extending maturities and increasing liquidity.

Consumer & Specialties segment sales were $1.14 billion, up 2 percent over the prior year on an underlying basis.

Household & Personal Care sales were $530 million, up 2 percent over the prior year driven by increased sales in pet care and other consumer-oriented products. Specialty Additives sales were $610 million, up 1 percent over the prior year on an underlying basis.

Segment operating income was $166 million, up 17 percent over the prior year excluding special items. Strong operational performance with lower input costs, improved pricing, and higher productivity contributed to growth over the prior year. Operating margin, excluding special items, expanded by 230 basis points over the prior year to 14.5 percent of sales.

Engineered Solutions segment sales were $978 million, down 3 percent from the prior year.

High-Temperature Technologies sales were $713 million, down 1 percent from the prior year driven by softer demand in some industrial end markets. Environmental & Infrastructure sales were $265 million, down 8 percent from the prior year, as a result of lower levels of project activity.

Segment reported operating income was $174 million. Operating income excluding special items was $162 million, up 7 percent over the prior year driven by strong operational execution. Operating margin, excluding special items, expanded by 150 basis points versus the prior year to 16.5 percent of sales.

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Minerals Technologies Inc. will host a conference call tomorrow, February 7, 2025, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on February 7, 2025.

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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

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About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI globally serves a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. For further information, please visit our website at www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
Lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
	Dec. 31, 2024	Sep. 29, 2024	Dec. 31, 2023	Prior Qtr.	Prior Year	Dec. 31, 2024	Dec. 31, 2023	Prior Year

Net sales	$518.1	$524.7	$524.5	(1)%	(1)%	$2,118.5	$2,169.9	(2)%

Cost of goods sold	385.4	389.5	399.2	(1)%	(3)%	1,570.8	1,662.8	(6)%

Production margin	132.7	135.2	125.3	(2)%	6%	547.7	507.1	8%

Marketing and administrative expenses	52.8	50.1	51.0	5%	4%	209.2	206.0	2%
Research and development expenses	5.7	5.9	5.1	(3)%	12%	23.0	21.2	8%
Provision for credit losses	0.0	0.0	0.0	*	*	30.0	0.0	*
Restructuring and other items, net	0.0	0.0	0.0	*	*	0.0	6.9	*
Impairment of assets	0.0	0.0	0.0	*	*	0.0	71.7	*
Acquisition-related expenses	0.0	0.0	0.0	*	*	0.0	0.3	*
Gain on sale of assets, net	(12.3)	0.0	0.0	*	*	(12.3)	0.0	*
Litigation expenses	2.4	2.6	2.4	(8)%	0%	11.3	29.2	(61)%

Income from operations	84.1	76.6	66.8	10%	26%	286.5	171.8	67%

Interest expense, net	(12.6)	(14.0)	(15.2)	(10)%	(17)%	(56.4)	(59.2)	(5)%
Debt extinguishment expenses	(1.8)	0.0	0.0	*	*	(1.8)	0.0	*
Other non-operating deductions, net	(0.3)	(3.1)	(3.0)	(90)%	(90)%	(4.7)	(4.9)	(4)%
Total non-operating deductions, net	(14.7)	(17.1)	(18.2)	(14)%	(19)%	(62.9)	(64.1)	(2)%

Income before tax and equity in earnings	69.4	59.5	48.6	17%	43%	223.6	107.7	108%

Provision for taxes on income	16.2	13.7	9.2	18%	76%	59.4	23.7	151%
Equity in earnings of affiliates, net of tax	1.5	1.9	1.4	(21)%	7%	6.7	4.3	56%

Net income	54.7	47.7	40.8	15%	34%	170.9	88.3	94%

Less: Net income attributable to non-controlling interests	0.7	1.0	1.0	(30)%	(30)%	3.8	4.2	(10)%

Net Income attributable to Minerals Technologies Inc. (MTI)	$54.0	$46.7	$39.8	16%	36%	$167.1	$84.1	99%

Weighted average number of common shares outstanding:

Basic	31.9	32.1	32.5			32.1	32.5

Diluted	32.2	32.3	32.5			32.3	32.6

Earnings per share attributable to MTI:

Basic	$1.69	$1.45	$1.22	17%	39%	$5.21	$2.59	101%

Diluted	$1.68	$1.45	$1.22	16%	38%	$5.17	$2.58	100%

Cash dividends declared per common share	$0.11	$0.10	$0.10			$0.41	$0.25

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended December 31, 2024, September 29, 2024 and December 31, 2023 each consisted of 93 days, 91 days and 91 days, respectively. The twelve month periods ended December 31, 2024 and December 31, 2023 each consisted of 366 days and 365 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended December 31, 2024, September 29, 2024 and December 31, 2023, and the twelve month periods ended December 31, 2024 and December 31, 2023 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Twelve Months Ended
		Dec. 31, 2024	Sep. 29, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

	Net income attributable to MTI	$54.0	$46.7	$39.8	$167.1	$84.1
	% of sales	10.4%	8.9%	7.6%	7.9%	3.9%

	Special items:
	Provision for credit losses	0.0	0.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	0.0	0.0	6.9
	Impairment of assets	0.0	0.0	0.0	0.0	71.7
	Acquisition-related expenses	0.0	0.0	0.0	0.0	0.3
	Debt extinguishment expenses	1.8	0.0	0.0	1.8	0.0
	Gain on sale of assets, net	(12.3)	0.0	0.0	(12.3)	0.0
	Litigation expenses	2.4	2.6	2.4	11.3	29.2
	Related tax effects on special items	2.3	(0.6)	(0.5)	0.9	(22.3)

	Net income attributable to MTI, excluding special items	$48.2	$48.7	$41.7	$198.8	$169.9
	% of sales	9.3%	9.3%	8.0%	9.4%	7.8%

	Diluted earnings per share, excluding special items	$1.50	$1.51	$1.28	$6.15	$5.21

	In the fourth quarter of 2024, the Company recorded a $12.3 million net gain on an installment sale of refractories manufacturing assets in China.

In the second quarter of 2024, the Company recorded a $30.0 million provision for credit losses relating to the Company's committed line of credit to facilitate BMI Oldco Inc.'s (f/k/a Barretts Minerals Inc.) ("Oldco") bankruptcy proceeding. These losses are not currently tax deductible as they are treated as an equity contribution for tax purposes. The current expected credit loss may become fully deductible in a future period. The timing of such deductibility is dependent on developments in the bankruptcy proceedings.

	In the third quarter of 2023, the Company recorded a non-cash impairment of assets charge of $71.7 million associated with the Chapter 11 filing of Oldco within the Consumer & Specialties segment.

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our 2023 resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.9 million related to severance and other costs for the twelve months ended December 31, 2023.

Included in litigation expenses for the tweleve month periods ended December 31, 2023, the Company recorded incremental litigation costs of $29.2 million to defend against, opportunistically settle and restore our reserve for claims associated with certain talc products from Oldco.

3)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended December 31, 2024, September 29, 2024 and December 31, 2023, and the twelve month periods ended December 31, 2024 and December 31, 2023 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Twelve Months Ended
	(millions of dollars)	Dec. 31, 2024	Sep. 29, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

	Cash flow from operations	$70.4	$60.0	$95.3	$236.4	$233.6
	Capital expenditures	28.1	24.7	22.5	89.5	93.5
	Free cash flow	$42.3	$35.3	$72.8	$146.9	$140.1

	Depreciation, depletion and amortization expense	$24.3	$23.1	$23.5	$94.9	$95.0

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of (i) the Company's year over year sales growth, excluding the sales of Oldco for the twelve months ended December 31, 2023, constituting a reconciliation to GAAP sales growth set forth below and (ii) the Company's year over year growth in operating income excluding special items, excluding the operating income of Oldco for the twelve months ended December 31, 2023, constituting a reconciliation to growth in operating income excluding special items (see below for a reconciliation to GAAP operating income). On October 2, 2023, Oldco filed for relief under Chapter 11 of the U.S. Bankruptcy Code and as such the results of Oldco are not included in the Company's consolidated results for the twelve months ended December 31, 2024.  Oldco sales and operating income for the twelve months ended December 31, 2023 were $40.6 million and $8.4 million.  The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales and operating income trends for the twelve months ended December 31, 2024.

		Year Ended December 31, 2024
		Sales	Impact of
	Year over Year Sales Growth	Growth	Oldco	Underlying
		As Reported	Deconsolidation	Sales Growth
	Specialty Additives	(5)%	6%	1%
	Consumer & Specialties	(2)%	4%	2%
	MTI Consolidated	(2)%	1%	(1)%

		Year Ended December 31, 2024
		Adj Op Income	Impact of	Underlying
	Year over Year Operating Income Growth	Growth	Oldco	Adj Op Income
		As Reported	Deconsolidation	Growth
	Consumer & Specialties	17%	8%	25%
	MTI Consolidated	13%	3%	16%

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended December 31, 2024, September 29, 2024 and December 31, 2023, and the twelve month periods ended December 31, 2024 and December 31, 2023, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Twelve Months Ended
	(millions of dollars)	Dec. 31, 2024	Sep. 29, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

	Net income	$54.0	$46.7	$39.8	$167.1	$84.1
	Add back:
	Depreciation, depletion and amortization	24.3	23.1	23.5	94.9	95.0
	Interest expense, net	12.6	14.0	15.2	56.4	59.2
	Equity in earnings of affiliates, net of tax	(1.5)	(1.9)	(1.4)	(6.7)	(4.3)
	Net income attributable to non-controlling interests	0.7	1.0	1.0	3.8	4.2
	Provision for taxes on income	16.2	13.7	9.2	59.4	23.7
	EBITDA	106.3	96.6	87.3	374.9	261.9
	Add special items:
	Provision for credit losses	0.0	0.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	0.0	0.0	6.9
	Impairment of assets	0.0	0.0	0.0	0.0	71.7
	Acquisition-related expenses	0.0	0.0	0.0	0.0	0.3
	Debt extinguishment expenses	1.8	0.0	0.0	1.8	0.0
	Gain on sale of assets, net	(12.3)	0.0	0.0	(12.3)	0.0
	Litigation expenses	2.4	2.6	2.4	11.3	29.2
	Adjusted EBITDA	$98.2	$99.2	$89.7	$405.7	$370.0
	% of sales	19.0%	18.9%	17.1%	19.2%	17.1%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Twelve Months Ended
		Dec. 31, 2024	Sep. 29, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023

	Interest income	$1.8	$1.4	$1.2	$5.7	$3.9
	Interest expense	(14.4)	(15.4)	(16.4)	(62.1)	(63.1)
	Foreign exchange gains (losses)	1.4	(1.8)	(0.6)	0.7	2.7
	Debt extinguishment expenses	(1.8)	0.0	0.0	(1.8)	0.0
	Other deductions	(1.7)	(1.3)	(2.4)	(5.4)	(7.6)
	Non-operating deductions, net	$(14.7)	$(17.1)	$(18.2)	$(62.9)	$(64.1)

7)
The analyst conference call to discuss operating results for the fourth quarter is scheduled for Friday, February 7, 2025 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Twelve Months Ended				% Growth
SALES DATA	Dec. 31, 2024	% of Total Sales	Sep. 29, 2024	% of Total Sales	Dec. 31, 2023	% of Total Sales	Prior Qtr.	Prior Year	Dec. 31, 2024	% of Total Sales	Dec. 31, 2023	% of Total Sales	Prior Year

United States	$264.7	51%	$268.3	51%	$269.7	51%	(1)%	(2)%	$1,089.4	51%	$1,144.0	53%	(5)%
International	253.4	49%	256.4	49%	254.8	49%	(1)%	(1)%	1,029.1	49%	1,025.9	47%	0%
Net Sales	$518.1	100%	$524.7	100%	$524.5	100%	(1)%	(1)%	$2,118.5	100%	$2,169.9	100%	(2)%

Household & Personal Care	$133.9	26%	$130.9	25%	$134.0	26%	2%	(0)%	$530.0	25%	$517.6	24%	2%
Specialty Additives	144.8	28%	149.4	28%	147.4	28%	(3)%	(2)%	610.2	29%	642.6	30%	(5)%
Consumer & Specialties Segment	$278.7	54%	$280.3	53%	$281.4	54%	(1)%	(1)%	$1,140.2	54%	$1,160.2	54%	(2)%

High-Temperature Technologies	$176.4	34%	$174.8	34%	$182.3	35%	1%	(3)%	$713.2	33%	$720.9	33%	(1)%
Environmental & Infrastructure	63.0	12%	69.6	13%	60.8	11%	(9)%	4%	265.1	13%	288.8	13%	(8)%
Engineered Solutions Segment	$239.4	46%	$244.4	47%	$243.1	46%	(2)%	(2)%	$978.3	46%	$1,009.7	46%	(3)%

Net Sales	$518.1	100%	$524.7	100%	$524.5	100%	(1)%	(1)%	$2,118.5	100%	$2,169.9	100%	(2)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
	Dec. 31,	Sep. 29,	Dec. 31,	Prior	Prior	Dec. 31,	Dec. 31,
SEGMENT OPERATING INCOME DATA	2024	2024	2023	Qtr.	Year	2024	2023	Prior Year

Consumer & Specialties Segment	$37.9	$41.7	$36.6	(9)%	4%	$165.5	$41.6	298%
% of Sales	13.6%	14.9%	13.0%			14.5%	3.6%
Engineered Solutions Segment	$52.0	$38.8	$36.7	34%	42%	$174.0	$147.8	18%
% of Sales	21.7%	15.9%	15.1%			17.8%	14.6%
Unallocated and Other Corporate Expenses	$(5.8)	$(3.9)	$(6.5)	49%	(11)%	$(53.0)	$(17.6)	201%

Consolidated	$84.1	$76.6	$66.8	10%	26%	$286.5	$171.8	67%
% of Sales	16.2%	14.6%	12.7%			13.5%	7.9%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$0.0	$0.0	*	*	$0.0	$99.4	*

Engineered Solutions Segment	$(12.3)	$0.0	$0.0	*	*	$(12.3)	$3.2	*

Unallocated and Other Corporate Expenses	$2.4	$2.6	$2.4	*	*	$41.3	$5.5	*

Consolidated	$(9.9)	$2.6	$2.4	*	*	$29.0	$108.1	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended December 31, 2024, September 29, 2024 and December 31, 2023, and the twelve month periods ended December 31, 2024 and December 31, 2023, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
SEGMENT OPERATING INCOME,	Dec. 31,	Sep. 29,	Dec. 31,			Dec. 31,	Dec. 31,
EXCLUDING SPECIAL ITEMS	2024	2024	2023	Prior Qtr.	Prior Year	2024	2023	Prior Year

Consumer & Specialties Segment	$37.9	$41.7	$36.6	(9)%	4%	$165.5	$141.0	17%
% of Sales	13.6%	14.9%	13.0%			14.5%	12.2%
Engineered Solutions Segment	$39.7	$38.8	$36.7	2%	8%	$161.7	$151.0	7%
% of Sales	16.6%	15.9%	15.1%			16.5%	15.0%
Unallocated Corporate Expenses	$(3.4)	$(1.3)	$(4.1)	162%	(17)%	$(11.7)	$(12.1)	3%

Consolidated	$74.2	$79.2	$69.2	(6)%	7%	$315.5	$279.9	13%
% of Sales	14.3%	15.1%	13.2%			14.9%	12.9%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	December 31, 2024		December 31, 2023
		*		**

Current assets:
Cash & cash equivalents	$333.1		$317.2
Short-term investments	4.0		4.3
Accounts receivable, net	385.2		399.1
Inventories	342.1		325.4
Prepaid expenses and other current assets	66.6		53.0
Total current assets	1,131.0		1,099.0

Property, plant and equipment	2,236.6		2,190.1
Less accumulated depreciation	1,246.9		1,203.3
Net property, plant & equipment	989.7		986.8

Goodwill	913.8		913.6
Intangible assets	218.1		231.0
Other assets and deferred charges	141.3		116.2

Total assets	$3,393.9		$3,346.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5.1		$85.4
Current maturities of long-term debt	6.5		18.0
Accounts payable	185.5		188.7
Other current liabilities	200.6		165.2
Total current liabilities	397.7		457.3

Long-term debt	959.6		911.1
Deferred income taxes	130.5		139.3
Other non-current liabilities	122.9		152.2
Total liabilities	1,610.7		1,659.9

Total MTI shareholders' equity	1,747.0		1,652.0
Non-controlling Interests	36.2		34.7
Total shareholders' equity	1,783.2		1,686.7

Total liabilities and shareholders' equity	$3,393.9		$3,346.6

* Unaudited
** Condensed from audited financial statements.